Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS THIRD QUARTER 2019 RESULTS

LOS ANGELES--Ares Management Corporation (NYSE:ARES) today reported its financial results for its third quarter ended September 30, 2019.

“The third quarter represents our tenth consecutive quarter of sequential growth in assets under management, management fees and fee related earnings which illustrates our strong execution across our investing, capital raising and operating activities,” said Michael Arougheti, Chief Executive Officer and President of Ares. “We are well positioned to drive earnings growth and margin expansion through future deployment of over $24 billion of uninvested shadow AUM and our robust fundraising pipeline over the next 12-24 months.”

“Driven by our 22% year over year management fee growth and an expansion in our operating margins, our fee related earnings increased approximately 35% compared to the same period a year ago,” said Michael McFerran, Chief Operating Officer and Chief Financial Officer of Ares. “At this point in time, we expect our monetization activity to accelerate which should drive realized income for the fourth quarter substantially higher compared to the third quarter.”

Common Dividend

Ares declared a quarterly dividend of $0.32 per share of its Class A common stock, payable on December 31, 2019 to its Class A common stockholders of record at the close of business on December 17, 2019.

Preferred Dividend

Ares declared a quarterly dividend of $0.4375 per share of its Series A preferred stock with a payment date of December 31, 2019 to its Series A preferred stockholders of record as of the close of business on December 15, 2019. As December 15, 2019 falls on a Sunday, the effective record date for the dividend will be Friday, December 13, 2019.

Additional Information

Ares issued a full detailed presentation of its third quarter 2019 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled "Third Quarter 2019 Earnings Presentation."

Conference Call and Webcast Information

Ares will host a conference call on October 31, 2019 at 12:00 p.m. ET to discuss third quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 5273213 followed by the # sign and reference “Ares Management Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through December 1, 2019 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10134440. An archived replay will also be available through December 1, 2019 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager operating three integrated businesses across Credit, Private Equity and Real Estate. Ares Management’s investment groups collaborate to deliver innovative investment solutions and consistent and attractive investment returns for fund investors throughout market cycles. Ares Management's global platform had $144 billion of assets under management as of September 30, 2019 and employs more than 1,200 employees in over 20 offices across four continents.  Please visit www.aresmgmt.com for additional information.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Veronica Mayer	Cameron Rudd
cdrake@aresmgmt.com	vmendiola@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597	(800) 340-6597	(800) 340-6597